Exhibit 5.1

[Letterhead of King, Holmes, Paterno & Berliner, LLP]

August 31, 2010

Mission Community Bancorp

3380 South Higuera Street

San Luis Obispo, CA  93401

Re:                               Mission Community Bancorp — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Mission Community Bancorp, a California corporation (the “Company”), in connection with a Registration Statement on Form S-1 filed on August 31, 2010  with the Securities and Exchange Commission (the “Registration Statement”) and the prospectus included in the Registration Statement (“Prospectus”) for the purpose of registering the following:  (i) subscription rights (the “Rights”) to be distributed to holders of record of the shares of Common Stock, without par value, of the Company (“Common Stock”) as of the record date for the rights offering (“Rights Offering”), which Rights entitle the holders to subscribe for shares of Common Stock (the “Shares”) and for warrants (“Warrants”) to purchase shares of Common Stock (“Warrant Shares”); (ii) the Shares; (iii) the Warrants; and (iv) the Warrant Shares.

In rendering this opinion, we have examined:  (i) the Restated Articles of Incorporation of the Company, as amended, and By-Laws of the Company, as amended; (ii) certain resolutions of the Board of Directors of the Company evidencing the corporate proceedings taken by the Company with respect to the Rights Offering and to authorize the issuance of the Rights, Shares, Warrants and Warrant Shares, and (iii) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

In rendering the opinion expressed below, we assumed the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies, and the genuineness of all signatures.

Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that:

1.             The Rights have been duly authorized by appropriate corporate action, and when issued, as contemplated by the Prospectus, the Rights will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.             The Shares have been duly authorized by appropriate corporate action, and when issued and delivered against payment therefor upon due and proper exercise of the Rights as contemplated by the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

3.             The Warrants have been duly authorized by appropriate corporate action, and when issued and delivered upon due and proper exercise of the Rights as contemplated by the Prospectus, the Warrants will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.             The Warrant Shares have been duly authorized by appropriate corporate action, and when issued and delivered against payment therefor upon due and proper exercise of the Warrants as contemplated by the Prospectus, the Warrant Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is based solely on the present laws and applicable regulations of the State of California.  We are members of the California State Bar, and, accordingly, express no opinion as to matters involving the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to references made to this firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement and all amendments thereto.  In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  The opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

Sincerely,

/s/ King, Holmes, Paterno & Berliner, LLP
King, Holmes, Paterno & Berliner, LLP